Morgan Stanley Dean Witter Total Return Trust
Item 77(o) 10f-3 Transactions
July 1, 2000 - December 31, 2000


Security
Date of
Purchase
Price
Of Shares
Shares
Purchased
%of
Assets
Total
Issued
Purchased
By Fund
Broker
Arena
Pharmaceut
icals
07/28/00
$18.00
3,700
0.011%
$108,000,000
0.062%
ING
Baring
Argonaut
Technologi
es
07/19/00
$15.00
3,700
0.009%
$69,000,000
0.061%
UBS
Warburg
California
Pizza
Kitchen
08/02/00
$15.00
6,600
0.016%
$79,500,000
0.125%
Bank of
America
Gennaissance
Pharm.
08/01/00
$13.00
1,800
0.004%
$78,000,000
0.030%
Deutsche
Bank
Inspire
Pharamaceu
ticals
08/02/01
$12.00
8,900
0.017%
$66,000,000
0.162%
Deutsche
Bank
Speechworks
07/31/00
$20.00
6,600
0.139%
$95,000,000
0.139%
Chase
H&Q
Tycom LTD
07/26/00
$32.00
1,800
0.005%
$1,956,173,920
0.002%
Goldman
Sachs
Vastera
09/20/00
$14.00
7,000
0.112%
$84,000,000
0.112%
Deutsche
Bank
Coach Inc.
10/04/00
$16.00
6,500
0.013%
$118,080,000
0.088%
Goldman
Sachs
W-H Energy
10/10/00
$16.50
10,800
0.022%
$165,000,000
0.108%
CS First
Boston
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